UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2018

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4705

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        On May 10, 2018, Timothy J. Miller, Ph.D., resigned as a class 3 director. Dr. Miller remains President and Chief Scientific Officer of Abeona Therapeutics Inc. (the “Company”). Dr. Miller did not have any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)        On May 10, 2018, the Board of Directors of the Company appointed F. Carsten Thiel, Ph.D., 55, to serve as a class 3 director of the Company until the 2020 annual meeting of stockholder and until his successor is duly elected and qualified; Stefano Buono, 52, to serve as class 1 director of the Company until the 2019 annual meeting of stockholder and until his successor is duly elected and qualified; and Richard B. Van Duyne, 65, to serve as class 2 director of the Company until the 2019 annual meeting of stockholder and until his successor is duly elected and qualified.

Dr. Thiel, our Chief Executive Officer since March 29, 2018, brings 25 years of proven global biopharmaceutical industry experience, including rare and orphan diseases, to Abeona. At his most recent position at Alexion, he served as its Senior Vice President, Europe/Middle East/Africa and Asia Pacific where he was responsible for driving Alexion’s global commercial operations in these regions, including maximizing the current rare disease portfolio as well as guiding the launch of anticipated new products and indications. Prior to joining Alexion, Dr. Thiel served as Vice President, Head of Europe at Amgen. In this role, he led regional operations and was responsible for multiple products in hematology/oncology, nephrology, and bone disorders, and prepared for new product launches in inflammation and cardiology. He also held various other senior leadership positions at Amgen, including General Manager, Germany, and General Manager, CEE, where he led all markets in Eastern Europe and established Amgen’s operations in Russia. He also served as Head of the Oncology franchise in Europe during the time of several blockbuster product launches. Prior to Amgen, Dr. Thiel held several sales and marketing leadership roles across Europe at Roche. He earned his doctorate in molecular biology & biochemistry at Max Planck Institute for Biophysical Chemistry in Goettingen, Germany.

Mr. Buono is an accomplished Italian physicist and alumnus of The European Organization for Nuclear Research. Until recently, Mr. Buono was the Chief Executive Officer and President of Advanced Accelerator Applications (AAA), an international radiopharmaceutical company he founded in 2002, During his tenure the company expanded its presence to 13 countries, grew to 630 employees, established 21 manufacturing facilities, registered 8 diagnostic drugs and one therapeutic drug both in Europe and US, completed 13 acquisitions, and reached €150M in sales prior to the launch of its first therapeutic, Lutathera®, for the treatment of Neuroendocrine Tumors (NETs), an orphan disease. Among Mr. Buono’s other accomplishments was bringing AAA public in November 2015, on the NASDAQ exchange. The company traded under the ticker symbol AAAP, until it was acquired by Novartis for $3.9 billion in January 2018.

Richard (Dick) Van Duyne joined Daiichi Sankyo in 2003 as Global Head of Business Development, chairing the Senior Licensing Committee and working directly with senior management in Tokyo, the U.S. and Europe on key licensing and business development projects. He held this position until April 1, 2013, when he moved to a senior advisor role, working with the CEO on special projects.  He continues to with Daiichi Sankyo as a consultant.  Mr. Van Duyne serves on the boards of Daiichi Sankyo Inc. (the wholly-owned U.S. subsidiary of Daiichi Sankyo) and Bionpharma Inc., a privately-held generics company based in Princeton, N.J.  Mr. Van Duyne received his B.S. in Economics from the University of Pennsylvania, his M.B.A. from the Wharton Graduate Division, University of Pennsylvania and his J.D. from Stanford University.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on May 10, 2018.  The following matters were acted upon:

1.  ELECTION OF DIRECTORS

Steven H. Rouhandeh was elected to serve as class 2 director of the Company until the 2021 annual meeting of stockholder and until his successor is duly elected and qualified. The results of the election of director is as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven H. Rouhandeh	30,488,662	672,871	10,272,116

Stephen B. Howell was elected to serve as class 2 director of the Company until the 2021 annual meeting of stockholder and until his successor is duly elected and qualified. The results of the election of director is as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen B. Howell	30,269,268	892,265	10,272,116

2.  RATIFICATION OF APPOINTMENT OF WHITLEY PENN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Ratification of the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
41,214,035	201,086	18,528	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Stephen B. Thompson
Stephen B. Thompson Vice President Finance Chief Accounting Officer

Dated: May 11, 2018